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                              EXHIBIT 12(a)

              CHEMICAL BANKING CORPORATION and Subsidiaries


            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
            -------------------------------------------------
                       (IN MILLIONS, EXCEPT RATIOS)


                                                      Six Months Ended
                                                         June 30, 1994
                                                      ----------------
   EXCLUDING INTEREST ON DEPOSITS
   ------------------------------
   Income before Income Taxes and
    Effect of Accounting Changes                               $ 1,156
                                                               -------

   Fixed charges:
     Interest expense                                              918
     One third of rents, net of income from subleases (a)           52
                                                               -------
   Total fixed charges                                             970
                                                               -------

   Less:  Equity in undistributed income of affiliates             (52)
                                                               -------

   Earnings before taxes and fixed charges, excluding
    capitalized interest                                       $ 2,074
                                                               =======

   Fixed charges, as above                                     $   970
                                                               =======

   Ratio of earnings to fixed charges                             2.14
                                                               =======

   INCLUDING INTEREST ON DEPOSITS
   ------------------------------
   Fixed charges, as above                                     $   970

   Add:  Interest on deposits                                    1,063
                                                               -------
   Total fixed charges and interest on deposits                $ 2,033
                                                               =======


   Earnings before taxes and fixed charges, excluding
    capitalized interest, as above                             $ 2,074

   Add:  Interest on deposits                                    1,063
                                                               -------

   Total earnings before taxes, fixed charges and
    interest on deposits                                       $ 3,137
                                                               =======


   Ratio of earnings to fixed charges                             1.54
                                                               =======


   [FN]
   (a)  The proportion deemed representative of the interest factor.



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